UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2026, NexGel, Inc., a Delaware corporation (the “Company”), appointed Adam E. Drapczuk III as its Interim Chief Financial Officer and designated him as principal financial officer and principal accounting officer of the Company. Mr. Drapczuk replaced Joseph F. McGuire, whose employment with the Company terminated effective as of December 31, 2025.

Mr. Drapczuk, 50, previously served as the Company’s Chief Financial Officer from June 1, 2021 until December 31, 2024 and has continued to serve as a financial consultant to the Company from January 1, 2025 until December 31, 2025. Prior to his roles with the Company, Mr. Drapczuk served as the Financial Controller for R-Pharm US, a private fully integrated specialty pharmaceutical company focused on commercial opportunities to treat cancer and chronic immune diseases from September 2016 to April 2020 and has remained in a consulting role with the company since then. He also served as Vice President of Finance, CFO, for Inpellis, Inc.; Controller and Director of Finance for Tris Pharma; and Director of Finance for West-Ward Pharmaceuticals Corp. Mr. Drapczuk began his career in accounting and finance at KPMG LLP, servicing the firm’s assurance clients. He received his B.S. in accounting at Susquehanna University in Selinsgrove, PA. Mr. Drapczuk holds an active CPA license in the Commonwealth of Pennsylvania.

In connection with his appointment, Mr. Drapczuk will receive annual cash compensation of $200,000. Mr. Drapczuk is currently owed approximately $93,000 by the Company in connection with his role as a financial consultant to the Company. The Board of Directors of the Company also intends to provide Mr. Drapczuk an equity grant under the under the Company’s 2019 Long-Term Incentive Plan, as amended, the terms of which will be announced when determined.

Other than the foregoing, there are no arrangements or understandings between Mr. Drapczuk and any other persons pursuant to which he was selected to serve as the Company’s Interim Chief Financial Officer. There are no family relationships between Mr. Drapczuk and any of the Company’s directors or executive officers. There are no transactions between Mr. Drapczuk and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The details of Mr. McGuire’s separation from the Company are being finalized and such details will be filed in a Form 8-K/A once available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2026

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer